Exhibit 99

[Stifel Financial Corp. logo] Stifel Financial News__________________________________________________

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

(314) 342-2000

For further information contact:

Thomas A. Prince

General Counsel

314-342-4068

For Immediate Release

STIFEL FINANCIAL CORP. ANNOUNCES ARBITRATION AWARD

St. Louis, Missouri, October 16, 2002 - Stifel Financial Corp. announced today that an NASD Arbitration panel awarded two customers of its subsidiary, Stifel, Nicolaus & Company, Incorporated, $4.5 million in compensatory damages. The award was issued in connection with the activities of a former Stifel broker in its Pikeville, Kentucky office. "We believe the award was in disregard of the applicable law, and we intend to ask the federal court to set aside the decision," said Tom Prince, Senior Vice President and General Counsel of Stifel, Nicolaus & Company, Incorporated.

Stifel anticipates taking an after-tax charge of approximately $3 to $3.5 million for the third quarter ending September 30, 2002. The company anticipates releasing third quarter results on October 24, 2002.

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 77 locations in 15 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

###